Exhibit 21

                          Mallinckrodt Inc.
                   1997 LEGAL ENTITY MASTER FILE


LEGAL NAME                                       JURISDICTION
----------                                       ------------

Alton Dean Medical, Inc.                         UTAH
Carnforth Limited                                BERMUDA
Coromandel Fertilisers Ltd.                      INDIA
Creative Solutions Industria e Comercio Ltda.    BRAZIL
Dittander Limited                                IRELAND
Dritte CORSA Verwaltungsgesellschaft mbH         GERMANY
D.M. Graham Laboratories, Inc.                   NEW YORK
HemoCue AB                                       SWEDEN
IMC Exploration Company                          MARYLAND
IMCERA Ltd.                                      UNITED KINGDOM
LF International, FSC Inc.                       BARBADOS
Liebel-Flarsheim Company                         DELAWARE
Mallinckrodt Athlone Holdings, Inc.              DELAWARE
Mallinckrodt Baker B.V.                          NETHERLANDS
Mallinckrodt Baker, Inc.                         NEW JERSEY
Mallinckrodt Baker S.A. de C.V.                  MEXICO
Mallinckrodt Chemical Australia Pty. Limited     AUSTRALIA
Mallinckrodt Chemical Belgium B.V.B.A.           BELGIUM
Mallinckrodt Chemical Canada Inc.                CANADA
Mallinckrodt Chemical GmbH                       GERMANY
Mallinckrodt Chemical Holdings GmbH              GERMANY
Mallinckrodt Chemical Holdings (U.K.) Ltd.       UNITED KINGDOM
Mallinckrodt Chemical, Inc.                      DELAWARE
Mallinckrodt Chemical Limited                    UNITED KINGDOM
Mallinckrodt DAR Srl                             ITALY
Mallinckrodt Europe B.V.                         NETHERLANDS
Mallinckrodt FSC Inc.                            BARBADOS
Mallinckrodt Holdings B.V.                       NETHERLANDS
Mallinckrodt Iberica S.A.                        SPAIN
Mallinckrodt Inc.                                DELAWARE
Mallinckrodt Inc.                                NEW YORK
Mallinckrodt International Corporation           MISSOURI
Mallinckrodt Medical AG                          SWITZERLAND
Mallinckrodt Medical Argentina Limited           UNITED KINGDOM
Mallinckrodt Medical Asia Pacific Pte. Ltd.      SINGAPORE
Mallinckrodt Medical B.V.                        HOLLAND
Mallinckrodt Medical Caribe, Inc.                DELAWARE
Mallinckrodt Medical Co., Ltd.                   JAPAN
Mallinckrodt Medical do Brasil, Ltda.            BRAZIL
Mallinckrodt Medical GmbH                        GERMANY
Mallinckrodt Medical Holdings GmbH               GERMANY
Mallinckrodt Medical Holdings Ireland            IRELAND
Mallinckrodt Medical Holdings (U.K.) Limited     UNITED KINGDOM
Mallinckrodt Medical (U.K.) Ltd.                 UNITED KINGDOM
Mallinckrodt Medical Imaging - Ireland           IRELAND
Mallinckrodt Medical, Inc.                       CANADA
Mallinckrodt Medical, Inc.                       DELAWARE
Mallinckrodt Medical International Holdings      IRELAND
Mallinckrodt Medical Isle of Man                 ISLE OF MAN
Mallinckrodt Medical Lda.                        PORTUGAL
Mallinckrodt Medical                             IRELAND
Mallinckrodt Medical Pty. Ltd.                   AUSTRALIA
Mallinckrodt Medical S.A.                        FRANCE
Mallinckrodt Medical S.A.                        SPAIN
Mallinckrodt Medical S.A. de C.V.                MEXICO
Mallinckrodt Medical S.A./N.V.                   BELGIUM
Mallinckrodt Medical Srl                         ITALY
Mallinckrodt Medical (U.K.) Limited              UNITED KINGDOM
Mallinckrodt Medical Vertriebs-GmbH              AUSTRIA
Mallinckrodt Medical PMC                         NEVADA
Mallinckrodt Polska Sp.zo.o                      POLAND
Mallinckrodt Radiopharma GmbH                    GERMANY
Mallinckrodt Services B.V.                       NETHERLANDS
Mallinckrodt TMH                                 NEVADA
Mallinckrodt Veterinary, Inc.                    DELAWARE
Mallinckrodt Veterinary International, Inc.      DELAWARE
MMHC, Inc.                                       DELAWARE
MMI, Inc.                                        DELAWARE
MMJ S.A. de C.V.                                 MEXICO
Molecular Biosystems, Inc.                       DELAWARE
MSCH Company                                     DELAWARE
National Catheter Corporation                    NEW YORK
Paracet Laboratories, Inc.                       DELAWARE
Pharm Tech Packaging Corporation                 NEW YORK
Sterlington Land Co.                             DELAWARE
Synbiotics Corporation                           CALIFORNIA